UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ARCTIC CAT INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARCTIC CAT INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 5, 2010

          Notice is hereby given that the Annual Meeting of Shareholders of Arctic Cat Inc. will be held at 601 Brooks Avenue South, Thief River Falls, Minnesota 56701, on Thursday, August 5, 2010, at 4:00 p.m. for the following purposes:

1.	To elect four directors, two of whom will serve a three-year term and two of whom will serve a two-year term;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

          The Board of Directors has fixed the close of business on June 15, 2010, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Since it is important that your shares be represented at the Annual Meeting, whether or not you personally plan to attend, you are requested to sign, date and promptly return your proxy card in the enclosed envelope. If you are a record holder, you may also submit your proxy by telephone or through the Internet by following the instructions on the proxy card. If you own shares in “street name” (i.e., through a broker), you should follow the instructions provided by the broker. Returning your signed proxy or submitting your proxy by telephone or through the Internet will not prevent you from voting in person at the Annual Meeting, should you desire to do so.

By Order of the Board of Directors,

TIMOTHY C. DELMORE,
Secretary

Plymouth, Minnesota
July 2, 2010

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on August 5, 2010:
This Proxy Statement and our Annual Report for the fiscal year ended March 31, 2010 are available at:
www.proxydocs.com/acat

i

ARCTIC CAT INC.
505 Highway 169 North, Suite 1000
Plymouth, MN 55441

PROXY STATEMENT
Annual Meeting of Shareholders
August 5, 2010

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Arctic Cat Inc., a Minnesota corporation (the “Company,” “we,” “us” or “our”), to be voted at our 2010 Annual Meeting of Shareholders to be held at our main manufacturing facility located at 601 Brooks Avenue South, Thief River Falls, Minnesota 56701, on Thursday, August 5, 2010, at 4:00 p.m., Central Daylight Time, or any adjournment or adjournments thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about July 2, 2010.

          Our Annual Report for the fiscal year ended March 31, 2010 (“fiscal 2010”), including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

ABOUT THE ANNUAL MEETING

          What is the purpose of the Annual Meeting?

          At our Annual Meeting, shareholders will act upon the matters described in the accompanying Notice of Annual Meeting of Shareholders. This includes (1) the election of four directors and (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. In addition, management will report on our performance and respond to questions from shareholders.

          Who is entitled to vote?

          Only shareholders of record of our outstanding Common Stock at the close of business on the record date, June 15, 2010, are entitled to receive notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted upon and there is no cumulative voting.

          Who can attend the Annual Meeting?

          All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

          What constitutes a quorum?

          The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. A quorum is required for business to be conducted at the Annual Meeting. As of the record date, 12,039,925 shares of our Common Stock were outstanding (excluding 6,102,000 shares of Class B Common Stock which do not vote with the Common Stock in the general election of directors (see “Election of Directors” in this Proxy Statement), but do vote for the other proposals at the Annual Meeting). If you submit a properly executed proxy card or vote your proxy electronically through the Internet or by telephone as described on the proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions and broker non-votes will be treated as shares present for purposes of determining the existence of a quorum.

          How do I vote?

          Sign and date each proxy card you receive and return it in the prepaid envelope or vote electronically through the Internet or by telephone by following the instructions on the proxy card. If you return a properly executed proxy card without specific voting instructions, your shares will be voted FOR the directors in Proposal 1, FOR Proposal 2, and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

          If you wish to vote by Internet or telephone, you must do so before 12:00 p.m. Central Daylight Time on Wednesday, August 4, 2010. After that time, Internet and telephone voting will not be permitted and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person.

          Can I change my vote after I return my proxy card or vote electronically?

          Yes. Even after you have submitted your proxy or voted electronically through the Internet or by telephone, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change it by:

1)	Returning a later-dated proxy (by mail, Internet or telephone);

2)	Delivering a written notice of revocation to our Secretary at our principal executive office at 505 Highway 169 North, Suite 1000, Plymouth, MN 55441; or

3)

Attending the Annual Meeting and voting in person at the Annual Meeting (although attendance at the Annual Meeting without voting at the Annual Meeting will not, in and of itself, constitute a revocation of your proxy).

          What are the Board’s recommendations?

          The Board’s recommendation is set forth after the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the election of each of the nominated directors (see Proposal 1).

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year (see Proposal 2).

          With respect to any other matter that properly comes before the Annual Meeting, Christopher A. Twomey and Kenneth J. Roering (the “Proxy Agents”) will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

          If you return a properly executed proxy card without specific voting instructions, the Proxy Agents will vote in accordance with the recommendations of the Board.

          What vote is required to approve each Proposal?

          For Proposal 1, the election of directors, each shareholder of Common Stock will be entitled to vote for four nominees and the four nominees with the greatest number of FOR votes will be elected. The holder of Class B Common Stock does not vote in the general election of directors. See “Election of Directors” in this Proxy Statement.

          For Proposal 2, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year, each shareholder will be entitled to one vote for each share held, and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

          With respect to any other matter that properly comes before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

          A properly executed proxy marked “WITHHELD” with respect to Proposal 1 will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.

          A properly executed proxy marked “ABSTAIN” with respect to Proposal 2, or any other matter that properly comes before the Annual Meeting, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the same effect as a negative vote.

          If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon. If you do not give your broker instructions as to how to vote your shares, your broker has authority under New York Stock Exchange (“NYSE”) rules to vote those shares for or against routine matters. The election of directors is considered a non-routine matter under NYSE rules. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is considered a routine matter under NYSE rules. Brokers cannot vote on their customers’ behalf on non-routine matters, including the election of directors, in the absence of affirmative voting instructions. The NYSE rules apply to us notwithstanding the fact that shares of our Common Stock are traded on The NASDAQ Stock Market. If your brokerage firm votes your shares on routine matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “broker non-vote”), since a routine matter is being voted on at the Annual Meeting your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted in determining the number of shares voted for or against the non-routine matter.

          Who will count the vote?

          An Inspector of Elections will be appointed for the Annual Meeting and will work with a representative of Wells Fargo Shareowner Services, our independent stock transfer agent, to count the votes.

          What does it mean if I receive more than one proxy card?

          If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards or vote electronically through the Internet or by telephone for each proxy card. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our stock transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716.

          How will voting on any other business be conducted?

          Although we do not know of any business to be considered at the Annual Meeting other than the matters described in this Proxy Statement, if any other business is presented at the Annual Meeting, your proxy gives authority to the Proxy Agents to vote on such matters at their discretion.

          How are proxies solicited?

          In addition to use of the mail, proxies may be solicited by our officers, directors, and other regular employees by telephone, through electronic transmission or facsimile transmission, or personal solicitation, and no additional compensation will be paid to such individuals. We will request that banks, brokerage houses, other custodians, nominees and certain fiduciaries forward proxy materials and annual reports to the beneficial owners of our Common Stock.

          Who pays for the cost of this proxy solicitation?

          We will bear the entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the Annual Meeting. We will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

PROPOSAL 1
ELECTION OF DIRECTORS

          Pursuant to our Restated Articles of Incorporation, the Board is divided into three classes of directors, each director serving a three-year term. Generally, each year only one class of directors is subject to a shareholder vote, and approximately one-third of the directors belong to each class. Mr. Dondelinger, a director since 1983, will retire from service on the Board at the Annual Meeting.

          This year, upon the recommendation of the Governance Committee, the Board, including a majority of the independent directors, has nominated four directors: Claude J. Jordan, Susan E. Lester, Gregg A. Ostrander and Christopher A. Twomey. Mr. Jordan has been nominated to become a new director. Messrs. Ostrander and Twomey and Ms. Lester are incumbent directors whose terms expire this year. If elected, Mr. Jordan’s and Ms. Lester’s terms will expire in 2013. During our last fiscal year, Mr. Ostrander, who has served as a director since 1995, decided to retire from his service on the Board at our 2009 annual meeting of shareholders. However, the Governance Committee, in light of its view that Mr. Ostrander contributes significant value to the Company that would be helpful to our shareholders, requested that Mr. Ostrander remain in service for one more year, and Mr. Ostrander agreed to serve a one-year term as a director. Subsequently, the Governance Committee requested Mr. Ostrander to complete a full three-year term, and Mr. Ostrander agreed. In order to account for Mr. Ostrander’s remaining two-year term, if elected, Mr. Ostrander’s term will expire in 2012, and in order to equalize the size of each class of directors, Mr. Twomey has been placed in this class of directors with a term to expire in 2012. It is intended that proxies will be voted for such nominees. We believe that the nominees will be able to serve; but should any of them be unable to serve as a director, the Proxy Agents will vote for the election of such substitute nominee(s) as the Board may propose.

          In addition, in accordance with a Stock Purchase Agreement dated July 18, 1988, between Suzuki Motor Corporation (“Suzuki”) and the Company, pursuant to which Suzuki purchased 7,560,000 shares (as adjusted for subsequent stock splits) of our Class B Common Stock (constituting all outstanding shares of Class B Common Stock), Suzuki is entitled to elect one member of the Board and does not vote with the holders of Common Stock in the general election of directors. Consequently, Suzuki will not be voting on the nominees at the Annual Meeting. In August 2004, Masayoshi Ito was elected to the Board by Suzuki and continues to serve in that capacity.

          The name and age of the nominees and the other directors and their principal occupations are set forth below, based upon information furnished to us by the nominees and the directors. Unless otherwise indicated, the nominees and the directors have held their respective identified positions for more than the past five years. Each of Ms. Lester and Mr. Ostrander has been determined by the Governance Committee to qualify as an “independent director” as defined by the rules of the National Association of Securities Dealers for companies listed on The NASDAQ Stock Market.

	Name, Age and Principal Occupation	Director Since

Nominated for a term ending in 2012:

Gregg A. Ostrander, 57, Retired Executive Chairman of the Board of Directors of Michael Foods, Inc. (a food processing manufacturer); President/CEO of Michael Foods, Inc. from 1994 to 2007; Director of Michael Foods, Inc. and Carlisle Companies Incorporated; and previously a director of Birds Eye Foods. Mr. Ostrander’s experience as chief executive officer of a publicly traded company and significant experience in the capital markets and with sophisticated financial transactions provide the Board with a valuable perspective on operational and financial issues facing the Company, its shareholders and management.

		1995

	Christopher A. Twomey, 62, Chairman of the Board; Chief Executive Officer of the Company since January 1986; Director of The Toro Company. In his more than 25 years with the Company, Mr. Twomey has gained meaningful leadership experience and knowledge of the recreational vehicle industry. Mr. Twomey brings to the Board invaluable strategic, management, and operational experience. These skills, combined with his intimate knowledge of the Company’s challenges, opportunities and operations, are valuable assets to the Board.	1987

Nominated for a term ending in 2013:

Claude J. Jordan, 54, President and Chief Operating Officer of the Company since August 2008; Vice President of The Home Depot (home improvement specialty retailer) from 2007 to 2008; General Manager at THD AT-Home Services Inc., a wholly-owned subsidiary of The Home Depot from 2003 to 2007; various management positions at General Electric Company (diversified technology, media and financial services) from 1998 to 2003. Mr. Jordan brings to the Board an extensive background in consumer-oriented businesses, significant operating expertise, and international business and mergers and acquisition experience. Mr. Jordan also has significant experience with respect to the internal operations of the Company.

		N/A

	Name, Age and Principal Occupation	Director Since

	Susan E. Lester, 53, Private investor; Chief Financial Officer, Homeside Lending, Inc. (a mortgage bank) from October 2001 to May 2002; Chief Financial Officer, U.S. Bancorporation (a commercial bank) from February 1996 to May 2000; Director of PacWest Bancorp. Ms. Lester brings to the Board financial expertise, extensive knowledge of accounting issues and senior leadership. These skills provide a strong foundation for Ms. Lester’s service to the Board in her position as Chair of our Audit Committee.	2004

Other directors whose terms of office will continue after the Annual Meeting and whose terms expire in 2011:

Kenneth J. Roering, 68, Currently a Professor of Marketing at the Carlson School of Management at the University of Minnesota; served as Department Chair for ten years and occupied the Pillsbury Company Chair in Marketing for 20 years; has published more than 70 articles in professional journals, written two books, and edited three collections of scholarly writings in the areas of marketing strategy and new product development; has received various teaching and research awards for his work, including AMA Distinguished Faculty and University of Minnesota Outstanding Graduate Teacher; has consulted with more than 50 companies including, American Express, Motorola, Ecolab, 3M, Cargill, Carlson Companies, Pillsbury, and Medtronic; has directed and participated in management development programs throughout the world; and currently serves on the Board of Enable Holdings Inc., and was previously a director of Transport Corporation of America, Inc. and Innovex, Inc. With his experience on other boards of directors, academic work and broad experience as a consultant for many respected companies, Mr. Roering brings to the Board extensive marketing expertise and experience and significant corporate governance leadership.

		1996

Tony J. Christianson, 58, Founder and Chairman of Cherry Tree Companies (investment management and investment banking firm) since October 1980; Director of AmeriPride Services Inc., Dolan Media Company, Peoples Educational Holdings, Titan Machinery Inc., Znomics, Inc., Adam Smith Management, Adam Smith Family Advisors, and Trusted Financial Partners. Previously a director of Fair Isaac Corporation and Transport Company of America, Inc. Mr. Christianson’s extensive knowledge of capital management and financial and accounting issues, as well as his deep knowledge of and experience with a variety of businesses, many of which face similar issues as the Company, adds valuable perspective to the Board.

		2009

	Name, Age and Principal Occupation	Director Since

D. Christian Koch, 45, President of Carlisle Industrial Brake and Friction, a division of Carlisle Companies Incorporated (supplier of braking solutions) since January 2009; President of Asia Pacific, Carlisle Companies Incorporated from February 2008 to December 2009; Vice President and General Manager, Asia Pacific, for Graco Inc. (manufacturer of fluid handling systems) from June 2003 to January 2008. Mr. Koch’s operations and senior leadership experience with large, developed companies, as well as his global sales experience, provide the Board with a global sales and marketing and senior operating leadership perspective.

2009

Director elected by Class B Common Stock:

Masayoshi Ito, 56, President of Suzuki Motor Espana S.A. since February 2010; Deputy Executive General Manager, Global Marketing America/Europe/Oceania/Latin America, Suzuki Motor Corporation (a manufacturer of motorcycle and automotive products) and General Manager, America/Europe Motorcycle Marketing Department, Suzuki Motor Corporation from April 2004 to January 2010; President of Suzuki France S.A.S. from May 2003 to March 2004; General Manager Europe Motorcycle Marketing Department from September 2002 to April 2003. Mr. Ito represents Suzuki pursuant to the rights granted in connection with its purchase of our Class B Common Stock. Mr. Ito’s international business experience in the recreational products industry is directly applicable to the Company’s business and markets.

2004

          Vote Required. Each shareholder of Common Stock will be entitled to vote for four nominees and the four nominees with the greatest number of votes will be elected. As indicated above, the holder of Class B Common Stock does not vote in the general election of directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

          Board Leadership Structure. The Board as a whole determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company and its shareholders. Currently, the Chairman of the board is Christopher A. Twomey, the Chief Executive Officer of the Company. The Board believes this leadership structure is appropriate for the Company given Mr. Twomey’s extensive knowledge of the Company and the recreational vehicle industry, and because this combination has served and is serving the Company well by providing unified leadership and direction. In addition, the Chair of the Governance Committee of the Board, Kenneth J. Roering, serves as the Board’s Lead Director. The Lead Director presides over an executive session of the independent directors following each Board meeting and discusses director concerns, if any, with the Chairman, and provides direction on agendas, schedules and materials for Board meetings.

          The Board’s Role in Risk Oversight. The Audit Committee is responsible for overseeing our risk management structure on behalf of the full Board. The Audit Committee and the full Board annually review an assessment of the primary risks facing the Company, the Company’s risk management strategy and management’s plan for addressing these risks.

          Meetings. During fiscal 2010, the Board met eleven times. Each director, except the director elected by the holder of the Class B Common Stock, attended more than 75% of the meetings of the Board and any committee on which such director served. It is our policy that all directors, except the director elected by the holder of the Class B Common Stock, should attend the annual meeting of shareholders. All directors elected by the holders of Common Stock attended the 2009 annual meeting of shareholders.

          Board Committees. The Board has established a Compensation and Human Resources Committee, an Audit Committee and a Governance Committee. The Compensation and Human Resources Committee (the “Compensation Committee”), which currently consists of Messrs. Dondelinger (Chair), Christianson, Koch and Roering, met five times during fiscal 2010. All members are independent directors as defined under the rules of The NASDAQ Stock Market. The Compensation Committee: (i) assists in defining our executive compensation philosophy and administering our compensation plans; (ii) reviews management’s recommendations with respect to the salaries and bonuses paid and stock option grants awarded to all executives; (iii) reviews our retirement plans and employee benefits; and (iv) evaluates compensation-related risk oversight. The Compensation Committee determines compensation of all executive officers, except the Chief Executive Officer which is determined by the independent directors of the full Board following receipt of a recommendation by the Compensation Committee. In the performance of its duties, the Compensation Committee may select independent compensation consultants to advise the Compensation Committee when appropriate. In addition, the Compensation Committee may delegate authority to subcommittees where appropriate. The Compensation Committee Charter is available to shareholders on our Web site located at www.arcticcat.com.

          The Audit Committee, which currently consists of Ms. Lester (Chair) and Messrs. Ostrander and Christianson, met five times during fiscal 2010. All members of our Audit Committee are independent directors as defined under the rules of The NASDAQ Stock Market. The Board has determined that Susan E. Lester is an “audit committee financial expert” as that term is defined in rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Audit Committee: (i) has sole authority and direct responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm; (ii) meets with our independent registered public accounting firm and representatives of management to review our internal and external financial reporting; (iii) reviews the scope of the independent registered public accounting firm’s examination and audit procedures to be utilized; (iv) considers comments by the registered public accounting firm regarding internal controls and accounting procedures and management’s response to those comments; (v) pre-approves any audit and non-audit services to be provided by our independent registered public accounting firm; and (vi) reviews the role of the Board in its risk oversight of the Company’s risk management. The Audit Committee operates under a written charter adopted by the Board, which is available to shareholders on our Web site located at www.arcticcat.com.

          The Governance Committee, which currently consists of Messrs. Roering (Chair) and Koch, and Ms. Lester, met two times during fiscal 2010. All members are independent directors as defined under the rules of The NASDAQ Stock Market and the Chair of the Governance Committee also serves as the Board’s Lead Director. The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board in the governance of the Company. The primary recurring duties and responsibilities of the Governance Committee include: (i) reviewing and recommending to the Board corporate governance policies and procedures; (ii) reviewing our Code of Conduct and compliance thereof; (iii) identifying director candidates, including recommendation to the full Board the slate of nominees; (iv) educating our directors; (v) evaluating the Board; and (vi) recommending to the Board compensation policies, practices and levels of compensation for the Board. The independent directors of the full Board vote to approve the slate of director nominees identified by the Governance Committee. The Governance Committee Charter is available to shareholders on our Web site located at www.arcticcat.com.

          In identifying prospective director candidates, the Governance Committee considers its personal contacts, recommendations from shareholders and recommendations from business and professional sources, including executive search firms. An executive search firm has been used in the past to identify director candidates. Mr. Jordan was identified as a prospective director by the Governance Committee in light of his position as President, past business experience and increasing responsibility for management of the Company. The Governance Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership, rather than directly nominate an individual, should submit the recommendations in writing to our Secretary at least 90 days prior to the meeting date corresponding to the previous year’s annual meeting of shareholders, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named in this Proxy Statement. When evaluating the qualifications of potential new director candidates, or the continued service of existing directors, the Governance Committee considers a variety of criteria, including the individual’s integrity, inquisitiveness, experience dealing with complex problems, specialized skills or expertise, independence, financial expertise, freedom from conflicts of interest, ability to understand the role of a director and ability to fully perform the duties of a director. Additionally, while the Governance Committee does not have a formal policy with respect to diversity, it seeks to have a Board that is diverse in terms of its background, skills, perspectives and experiences, and gives due consideration to contributions to diversity on the Board when evaluating the qualifications of any potential director candidate. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service.

          A shareholder intending to independently nominate an individual as a director at an annual meeting of shareholders, rather than recommend the individual to the Governance Committee for consideration as a nominee, must comply with the advance notice requirements set forth in our Bylaws. Our Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to our Secretary. Such notice must be given not less than 60 days nor more than 90 days prior to the meeting date corresponding to the previous year’s annual meeting of shareholders.

          Shareholders wishing to recommend for nomination or to nominate a director should contact our Secretary for a copy of the relevant procedure for submitting recommendations and nominations and a full delineation of the criteria considered by the Governance Committee when evaluating potential new directors or the continued service of existing directors.

          Communications with the Board. Our Board provides a process for shareholders to send communications to the Board. The manner in which shareholders can send communications to the Board is set forth on our Web site located at www.arcticcat.com.

          Director Independence. There are no family relationships between our director nominees, directors or executive officers. In addition, Messrs. Christianson, Dondelinger, Koch, Ostrander and Roering and Ms. Lester, the non-management directors on the Board, are “independent” directors as defined under the rules of The NASDAQ Stock Market.

          Code of Conduct. Our Board has adopted a code of ethics known as the “Arctic Cat Inc. Code of Business Conduct,” which applies to the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, as well as our other officers, directors, employees, consultants, agents and representatives. We believe that the Arctic Cat Inc. Code of Business Conduct not only documents our historic good business practices, but sets forth guidelines for ensuring that all our personnel act with the highest standards of integrity. The Arctic Cat Inc. Code of Business Conduct is available on our Web site located at www.arcticcat.com.

COMPENSATION DISCUSSION AND ANALYSIS

          This Compensation Discussion and Analysis describes the key principles and approaches used to determine the compensation of the named executive officers listed in the Summary Compensation Table and should be read in conjunction with the tables and narrative included in the rest of the “Executive Compensation and Other Information” section of this Proxy Statement.

          Except for compensation paid to our Chief Executive Officer, all compensation paid to the named executive officers is determined by the Compensation Committee, which is comprised solely of independent non-employee directors who meet regularly during each fiscal year. The compensation paid to our Chief Executive Officer is determined by the independent directors of the full Board following receipt of a recommendation regarding proposed compensation from the Compensation Committee.

          Compensation Philosophy. Our compensation philosophy is to attract and retain top talent and reward business results and individual performance in order to maximize shareholder returns. Specifically, our compensation program is designed to achieve the following objectives in a cost efficient manner:

•	align the interests of management with those of our shareholders;

•	attract and retain management who contribute to our long-term success;

•	pay for performance; and

•	provide internal equity.

          Role of Independent Compensation Consultant in Determining Compensation. The Compensation Committee has in the past engaged Towers Watson, a nationally recognized compensation consulting firm, to assist the Compensation Committee in analyzing benchmarking data to assure our compensation program for executive officers was in line with median market levels and was competitive with our peers after taking into account geographic location and revenue size. For fiscal 2010, the Company did not engage Towers Watson to prepare benchmarking data because the Compensation Committee determined that base pay for executive officers should be reduced considering the Company’s and industry’s performance. During fiscal 2010, Towers Watson provided the Company with information regarding competitive pay levels for certain management positions. Towers Watson has been retained by and reports directly to the Compensation Committee. Other than the compensation consulting services described above, Towers Watson provided no other services to the Company in fiscal 2010.

          Role of Management. In addition to considering the compensation information provided by Towers Watson, the Compensation Committee also considers recommendations from our Chief Executive Officer and Chief Operating Officer when making decisions regarding total compensation for those executive officers who report directly to them. Our Chief Executive Officer and the Vice President of Human Resources meet with the Compensation Committee on an annual basis to review the competitive market data and analysis provided by the Company’s management and Towers Watson.

          Executive Compensation Programs

          The elements of our executive compensation programs include: base pay, annual incentive awards, long-term incentives, broad-based employee benefits, perquisites and severance arrangements. The award of each element to an executive officer is subject to the discretion of the Compensation Committee and is determined on an individual basis. We believe the sum of these elements provides a total compensation package that is roughly equivalent to that provided by comparable companies.

          Base Pay. In order to assure our ability to attract and retain qualified executives, the Compensation Committee believes that base pay should generally be 85% to 115% of the competitive market median. Other factors considered by the Compensation Committee in setting annual base pay for each of our executive officers include the individual’s level of responsibility, years of experience, performance in the prior year and tenure with the Company. The Compensation Committee reviews these factors each year and adjusts them accordingly to assure that we are appropriately rewarding performance.

          The Compensation Committee generally reviews and adjusts base salaries annually. During the fiscal 2010 salary review, management recommended to the Compensation Committee that, considering the Company’s and the industry’s performance, the base pay for all officers be reduced 5%. Upon receipt of a recommendation by the Compensation Committee, the independent directors of the full Board determined that base pay for the Chief Executive Officer would also be reduced 5%. Base pay for all officers for fiscal 2011 has been restored to fiscal 2009 levels.

          Mr. Twomey’s base pay for fiscal 2010 was $521,389, and was determined in a similar manner to the other named executive officers. Mr. Jordan’s base pay for fiscal 2010 was $404,321. Mr. Delmore’s base pay for fiscal 2010 was $243,119. Mr. Ray’s base pay for fiscal 2010 was $237,804. Ms. Walker’s base pay for fiscal 2010 was $212,929.

          Annual Incentive Awards. The Compensation Committee believes that placing a meaningful portion of an executive’s overall compensation at total risk, based on our earnings and the executive’s individual performance, is the best way to focus attention on our short and intermediate-term goals and encourage high levels of performance from each executive. The Compensation Committee also believes that a greater percentage of total compensation should be at risk as an executive’s responsibility increases, and that the annual incentive awarded to our executive officers should generally be 85% to 115% of the competitive market median of similar incentives awarded by comparable companies.

          Annual incentive awards are paid one-half in cash based on corporate earnings and one-half in Stock Settled Appreciation Rights (“SSARs”) with a performance contingent vesting in order to tie a portion of the annual incentive award to increases in the Company’s stock price. For all executives, the cash portion of the annual incentive award is typically tied to net income target and is expressed as a percent of base pay and no cash awards will be granted if the Company is not profitable. For fiscal 2010, management recommended that, considering the Company’s and the industry’s performance, no cash based incentive should be paid, regardless of whether the net income target was met. Upon receipt of a recommendation from the Compensation Committee, the independent directors of the full Board determined that the Chief Executive Officer would also not be eligible for the cash portion of the annual incentive. As a result, no earnings targets were established for fiscal 2010.

          For fiscal 2010, each named executive officer was eligible to receive one-half of their potential annual incentive award in SSARs which have a performance vesting component. The SSAR vests and the executive is able to exercise the option only after one year from the grant date and only after the SSAR appreciates to a price equal to $1.50 above the grant price for 30 out of the preceding 40 days. For fiscal 2010, the SSARs for the named executive officers except Mr. Twomey had a grant price of $4.16, the fair market value of the underlying Common Stock on the date of grant, a vesting price of $5.66 (a 36% increase) and a five year term. The SSARs for Mr. Twomey were granted at a later date and had a grant price of $4.25, the fair market value of the underlying Common Stock on the date of grant, a vesting price of $5.75 (a 35% increase) and a five year term.

          The following table sets forth the value of the payout for fiscal 2010:

	VALUE OF OPTIONS AS A PERCENT OF BASE PAY
	Target Payout Stock Price $8.16	SSAR Fails to Vest
Christopher A. Twomey	30%	-0-
Claude J. Jordan	25%	-0-
Timothy C. Delmore	23%	-0-
Ronald G. Ray	23%	-0-
Mary Ellen Walker	23%	-0-

          For fiscal 2011, the Compensation Committee again determined that one-half of the annual incentive will be paid out in cash based on corporate earnings and one-half in SSARs with a performance contingent vesting in order to tie a portion of the annual incentive to increases in the Company’s stock price.

          It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to incentive compensation paid to the named executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement of our financial statements. Where applicable, we will seek to recover any amount determined to have been inappropriately received by an executive officer.

          Long-Term Incentives. Aligning the interests of management with those of shareholders is accomplished through longer term incentives directly related to the improvement of long-term shareholder value. The Compensation Committee believes this is accomplished with the award of stock options to the named executive officers. For the named executive officers, stock options valued at amounts designed to bring total executive compensation generally in line with median market levels of comparable companies are awarded annually and vest over three years. In determining the size of stock option grants to the named executive officers, the Compensation Committee considers similar awards to individuals holding comparable positions in comparable companies.

          We do not backdate stock options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our stock options are granted at fair market value, historically on the date of the annual meeting of shareholders in August of each year and commencing in fiscal 2011 at the beginning of the fiscal year, with all required approvals obtained in advance or on the actual grant date. Executive officers are awarded stock options with an exercise price equal to the fair market value of our Common Stock on the date of grant. Our general practice is to grant options only on the annual grant date. Generally, newly hired or promoted executives who are eligible to receive options receive their award of stock options on the date of their hire or promotion. Stock options granted to executive officers, including the named executive officers, generally vest in equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date.

          Grants were made to the named executive officers as part of our annual award process. In fiscal 2010, the Stock Grant Subcommittee of the Compensation Committee of the Board made the annual grants of stock options described in the Summary Compensation Table to the named executive officers at the regularly scheduled annual meeting of shareholders. The Stock Grant Subcommittee was comprised of Messrs. Ostrander and Roering, independent directors, who were also outside directors under applicable rules of the Internal Revenue Code of 1986, as amended (the “Code”).

          Stock options have value for the executive officers only if the price of our stock appreciates in value from the date of grant. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that stock options encourage and reward effective management which, in turn, results in the long-term corporate financial success as measured by stock price appreciation. In addition, the Compensation Committee believes that equity-based compensation ensures that our executive officers have a continuing stake in our long-term success.

          The Compensation Committee believes that significant long-term incentives are key in assuring that executive and shareholder interests are aligned and expects executives to acquire ownership over time. The Compensation Committee also believes that ownership should increase as responsibility level increases within the Company. We do not, however, have mandatory stock ownership guidelines for our executive officers or directors. Long-term compensation accounted for between 16% and 24% of total compensation paid to our executive officers in fiscal 2010.

          Broad-Based Employee Benefit Plans. We maintain certain broad-based employee benefit plans in which our executive officers, including the named executive officers, have been permitted to participate, including retirement, life, and health insurance plans. Our retirement plan is a 401(k) plan which allows all eligible employees to make pre-tax contributions. Prior to April 1, 2009, we matched employee contributions in an amount equal to the employee’s contribution, up to a maximum of 3% of the employee’s cash compensation. The Company match was suspended as of April 1, 2009 and has not been reinstated.

          Perquisites. Executive officers are provided annual use of two ATVs and two snowmobiles. These products are for personal and business use and are returned to us each year. We provide executive officers with the use of ATVs and snowmobiles because the Compensation Committee believes that knowledge of and familiarity with our products is an important aspect of the executives’ jobs. We sell the returned products to dealers and employees for an amount greater than our cost. Income for the executive officers is grossed up to pay for the associated taxes on the value of the products.

          Executive officers also receive supplemental life and disability insurance to provide a competitive death and disability benefit. Income for the executive officers is grossed up to pay for the associated tax liability on the insurance. Additionally, executive officers are reimbursed by the Company for the costs of annual financial planning and an annual physical examination, up to a maximum of $2,500 and $1,000 respectively.

          Severance Arrangements. We have severance agreements in place with our executive officers that are designed to retain the executive officer and provide for continuity of management in the event of an actual or threatened change in control of the Company. The agreements provide that, in the event of a change in control, each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without “cause” or voluntarily terminates his or her employment for “good reason.” In addition, upon certain types of employment terminations (other than a termination following a change in control of the Company), severance benefits may be paid to the executive officer. Additional information regarding the severance agreements is provided in the section of this Proxy Statement entitled, “Potential Payments Upon Termination or Change-in-Control.”

          Tax Deductibility of Pay. Section 162(m) of the Code imposes a $1 million limit on the amount that we may deduct for compensation paid to our Chief Executive Officer or any of our four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation. “Qualifying performance-based” compensation is compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the shareholders. We believe that all compensation paid under our executive compensation programs for fiscal 2010 will be fully deductible for federal income tax purposes.

          Consideration of Compensation-Related Risks. In connection with its oversight of compensation-related risks, the Compensation Committee annually evaluates whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. For fiscal 2011, the Compensation Committee evaluated the current risk profile of the Company’s compensation policies and programs for all of its employees, with particular emphasis on annual and long-term incentive compensation. In its evaluation, the Compensation Committee reviewed the executive compensation structure, identified important business risks that could materially affect the Company, and assessed how the Company managed or mitigated these risks in the design of its compensation structure. The Compensation Committee also considered the ability of the Company’s officers and other employees to affect changes in their incentive compensation that could create risk for the Company. Based on this evaluation, the Company determined that its compensation programs do not encourage risk-taking that is reasonably likely to have a material adverse effect on the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

          The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis. Based on the review and discussions, the Compensation Committee recommended that the Board include the Compensation Discussion and Analysis in this Proxy Statement.

SUBMITTED BY THE
COMPENSATION AND HUMAN RESOURCES COMMITTEE
OF THE BOARD

Robert J. Dondelinger (Chair)	Tony J. Christianson
D. Christian Koch	Kenneth J. Roering

EXECUTIVE COMPENSATION AND OTHER INFORMATION

          Summary of Cash and Certain Other Compensation

          The following table summarizes the total compensation paid in fiscal 2010, 2009 and 2008 to or earned by our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executive officers whose compensation exceeded $100,000 for fiscal 2010. These individuals are referred to throughout this Proxy Statement as the “named executive officers.” For a discussion of the amount of salary and bonus in proportion to total compensation, as well as other material factors related to summary compensation, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation (3) ($)	Total ($)
Christopher A. Twomey	2010	521,389		472,306	0		13,285	1,006,980
Chief Executive Officer	2009	549,300		507,495	0		16,857	1,073,652
	2008	549,300		720,057	0		6,877	1,276,234

Claude J. Jordan	2010	404,321		356,569	0		5,663	766,553
President and Chief Operating Officer	2009	253,400	(4)	419,115	140,250	(4)	25,610	838,375

Timothy C. Delmore	2010	243,119		179,571	0		6,800	429,490
Chief Financial	2009	256,800		192,311	0		11,405	460,516
Officer and Secretary	2008	256,800		276,945	0		6,809	540,554

Ronald G. Ray (5)	2010	237,804		123,557	0		9,283	370,644
Vice President – Operations	2009	246,800		135,593	0		13,356	395,749
	2008	246,800		177,245	0		6,813	430,858

Mary Ellen Walker (6)	2010	212,929		121,177	0		6,319	340,425
Vice President – General Manager, Parts, Garments and Accessories

(1)

These amounts reflect the aggregate grant date fair value, calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation, for stock-based incentive awards granted under our 2007 Stock Plan during fiscal 2010. The amounts reported have not been adjusted to eliminate service-based forfeiture assumptions. Any performance-based awards included in these amounts have been valued based on the probable outcome of the performance condition(s) as of the grant date. For assumptions used in the valuation of such awards, see Note A to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010. For further information on these awards, see the Grants of Plan-Based Awards table included in this Proxy Statement.

(2)

Amounts reflect annual cash incentive awards based on corporate and individual performance. The awards are further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(3)

Includes the value of Company contributions to the named executive officer’s 401(k) retirement plan account, and the value of certain perquisites including: relocation benefits; the aggregate incremental cost to Arctic Cat of providing certain Arctic Cat products to our named executive officers at no cost; and group life, long-term disability and medical coverage. Certain of these items of compensation are described in further detail under the “Perquisites” section of the “Compensation Discussion and Analysis” of this Proxy Statement.

(4)

Mr. Jordan’s employment with the Company began on August 25, 2008. Mr. Jordan’s salary for fiscal year 2009 reflects a partial year and the non-equity incentive compensation was guaranteed as part of Mr. Jordan’s initial employment offer.

(5)	Ronald G. Ray retired effective June 4, 2010.
(6)

Ms. Walker was a named executive officer for the first time in fiscal 2010. As permitted by the SEC’s rules, only information relating to Ms. Walker’s compensation for the fiscal years during which she was a named executive officer is disclosed in the Summary Compensation Table and other compensation tables.

Grants of Plan-Based Awards for Fiscal-Year Ended March 31, 2010

          All stock options and SSARs granted to each of the named executive officers were made under the Company’s 2007 Omnibus Stock and Incentive Plan (the “2007 Stock Plan”). The stock options have an exercise price equal to the closing market price of the underlying security on the date of grant. In addition, the grant date is the date the grant was approved by the Compensation Committee. The stock options granted to the named executive officers in fiscal 2010 vest in equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date. The SSARs granted to the named executive officers in fiscal 2010 have a five year term and vest only when one year has lapsed from the grant date and the market price for 30 out of the preceding 40 days is equal to or greater than $5.66 for all named executive officers other than Mr. Twomey, and $5.75 for Mr. Twomey. There has been no repricing or other material modification of the stock options or SSARs granted to the named executive officers during the last fiscal year.

          For a discussion of the amount of salary and bonus in proportion to total compensation, as well as other material factors related to summary compensation, please see the “Compensation Disclosure and Analysis” section of this Proxy Statement.

          The following table summarizes grants of equity awards to each of the named executive officers during fiscal 2010:

Name	Grant Date	All Other Option Awards/SSAR Awards: Number of Securities Underlying Options/SSARs (#)	Exercise or Base Price of Option Awards/SSAR Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards/SSAR Awards ($)
Christopher A. Twomey	08/06/2009	Options 136,000	6.26	415,562
Chief Executive Officer	05/04/2009	SSARs 39,250	4.25	56,744

Claude J. Jordan	08/06/2009	Options 105,000	6.26	320,838
President and	04/13/2009	SSARs 25,250	4.16	35,731
Chief Operating Officer

Timothy C. Delmore	08/06/2009	Options 52,400	6.26	160,113
Chief Financial Officer	04/13/2009	SSARs 13,750	4.16	19,458

Ronald G. Ray	08/06/2009	Options 34,300	6.26	104,807
Vice President – Operations	04/13/2009	SSARs 13,250	4.16	18,750

Mary Ellen Walker	08/06/2009	Options 34,100	6.26	104,196
Vice President – General	04/13/2009	SSARs 12,000	4.16	16,981
Manager, Parts, Garments and Accessories

(1)	Closing market price on the grant date.

Outstanding Equity Awards at March 31, 2010

          The following table provides a summary of equity awards outstanding for each of the named executive officers as of the end of fiscal 2010:

	Option Awards/SSAR Awards
	Number of Securities Underlying Unexercised Options/SSARs			Option/SSAR Exercise Price ($)	Option/SSAR Expiration Date
Name	(#) Exercisable	(#) Unexercisable
Christopher A. Twomey
Chief Executive Officer		136,000	(1)	6.26	08/06/2019
	45,333	90,667	(1)	9.57	08/07/2018
	86,666	43,334	(1)	17.78	08/08/2017
	100,000			17.84	08/02/2016
	90,000			21.96	08/03/2015
	80,000			27.69	08/04/2014
		39,250	(2)	4.25	05/04/2014
	100,000			21.03	08/07/2013
		32,940	(4)	7.53	04/01/2013
	100,000			15.50	08/08/2012
	80,000			15.33	08/09/2011

Claude J. Jordan
President and Chief
Operating Officer		105,000	(1)	6.26	08/06/2019
	23,333	46,667	(1)	9.88	08/25/2018
		25,250	(3)	4.16	04/13/2014

Timothy C. Delmore
Chief Financial Officer		52,400	(1)	6.26	08/06/2019
	17,467	34,933	(1)	9.57	08/07/2018
	33,333	16,667	(1)	17.78	08/08/2017
	50,000			17.84	08/02/2016
	40,000			21.96	08/03/2015
	35,000			27.69	08/04/2014
		13,750	(3)	4.16	04/13/2014
	50,000			21.03	08/07/2013
		11,520	(4)	7.53	04/01/2013

Ronald G. Ray
Vice President - Operations		34,300	(1)	6.26	08/06/2019
	11,433	22,867	(1)	9.57	08/07/2018
	21,333	10,667	(1)	17.78	08/08/2017
	32,000			17.84	08/02/2016
	25,000			21.96	08/03/2015
	25,000			27.69	08/04/2014
		13,250	(3)	4.16	04/13/2014
	20,000			21.03	08/07/2013
		11,070	(4)	7.53	04/01/2013

	Option Awards/SSAR Awards
	Number of Securities Underlying Unexercised Options/SSARs			Option/SSAR Exercise Price ($)	Option/SSAR Expiration Date
Name	(#) Exercisable	(#) Unexercisable

Mary Ellen Walker
Vice President-General Manager Parts, Garments and Accessories		34,100	(1)	6.26	08/06/2019
	11,366	22,734	(1)	9.57	08/07/2018
	21,333	10,667	(1)	13.37	11/05/2017
		12,000	(3)	4.16	04/13/2014
		10,125	(4)	7.53	04/01/2013

(1)	Becomes exercisable with respect to one-third of the shares of Common Stock subject to the option on each annual anniversary of the grant date, beginning one year from the date of grant.

(2)	Becomes exercisable one year after grant date and the stock reaches a threshold price of $5.75 for 30 out of the 40 preceding days.

(3)	Becomes exercisable one year after grant date and the stock reaches a threshold price of $5.66 for 30 out of the 40 preceding days.

(4)	Becomes exercisable one year after grant date and the stock reaches a threshold price of $10.03 for 30 out of the 40 preceding days.

Option Exercises and Stock Vested for Fiscal Year Ended March 31, 2010

          No options or SSARs were exercised by any named executive officer during fiscal 2010.

          Potential Payments Upon Termination or Change-in-Control

          We have entered into employment agreements with each of our executive officers, including the named executive officers, which provide, among other things, for a lump-sum cash severance payment to each executive officer equal to approximately three times the executive’s average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a “change in control” of the Company. In general, a “change in control” would occur when there has been any change in the controlling persons reported in our proxy statement, when 20% or more of our outstanding voting stock is acquired by any person, when current members of the Board or their successors elected or nominated by such members cease to constitute at least 75% of the Board, when we merge or consolidate with or sell substantially all our assets to any person or entity or when our shareholders approve a plan of liquidation or dissolution of the Company. The employment agreements also prohibit disclosure of our confidential information and require disclosure and assignment of inventions, discoveries and other works relating to the executive’s employment. If a “change in control” had occurred at the end of fiscal 2010 and the executive officer’s employment was terminated by the executive for “good reason” or by us for other than “cause” or disability, the named executive officers would have received the amounts indicated, which includes deemed compensation during the preceding five years from the exercise of stock options and a reasonable estimate of the cost of life, disability, accident and health insurance benefits required to be provided by us for the 36-month period following such termination: Mr. Twomey, $2,501,623; Mr. Jordan, $1,201,434; Mr. Delmore, $960,585; Mr. Ray, $933,219; and Ms. Walker, $667,016.

          If an executive officer fails to perform his or her duties due to disability, then we will pay to the executive officer his or her base salary at the rate in effect at the commencement of the period of such disability plus a pro rata portion of an amount equal to the year-end bonus for the fiscal year immediately preceding the change in control, until such time as the executive officer is determined to be eligible for long-term disability benefits in accordance with our insurance programs.

          We have also entered into employment agreements with each of our executive officers, including the named executive officers, pursuant to which they will receive upon termination of employment (and with respect to Mr. Twomey, upon his voluntary termination), by us for other than “cause,” for a 12-month period, (i) with respect to Mr. Twomey, an amount equal to his average annual cash compensation over the five-year period immediately preceding the date of termination, and with respect to the other executive officers, an amount equal to their average annual salary over the three-year period immediately preceding the date of termination, and (ii) the employee benefits received prior to termination. The employment agreements also restrict each executive officer from certain competitive employment following termination and prohibit disclosure of our confidential information. Mr. Twomey, upon termination of his employment for any reason, will also receive $175,000 of deferred compensation. If the named executive officers had been terminated at the end of fiscal 2010 for a reason other than cause, they would have received the following amounts pursuant to the employment agreements: Mr. Twomey, $630,596 (in addition to the deferred compensation); Mr. Jordan, $417,521; Mr. Delmore, $251,960; Mr. Ray, $244,212; and Ms. Walker, $222,124.

          The following table summarizes the amounts payable to the named executive officers following a termination of employment:

Name	Involuntary (Not for “Cause” or “Disability”) or for Good Reason Following Change in Control ($)	Involuntary (Not for “Cause”) ($)
Christopher A. Twomey	2,501,623	630,596
Claude J. Jordan	1,201,434	417,521
Timothy C. Delmore	960,585	251,960
Ronald G. Ray	933,219	244,212
Mary Ellen Walker	667,016	222,124

          Compensation of Non-Management Directors

          We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level we require of members of the Board.

          Management directors do not receive compensation for their service as directors. All non-employee directors other than the representative of Class B Common Stock currently receive $25,000 per year, $1,000 per Board and committee meeting attended, $7,500 additional compensation per year if they serve as Chair of the Governance Committee or the Compensation Committee and $10,000 if they serve as Chair of the Audit Committee. In addition, non-employee directors receive reimbursement of out-of-pocket expenses incurred on our behalf. Pursuant to our 2007 Stock Plan, as amended, beginning fiscal 2011 each non-employee director automatically receives on April 1 of each year, an option to purchase 11,000 shares of our Common Stock at an option price equal to the fair market value of the our Common Stock on the date the option is granted. These options have terms expiring ten years following the date of grant and are subject to a three-year vesting requirement. The 2007 Stock Plan also permits granting of additional or alternative options to directors at the discretion of the Board. In fiscal 2010, the non-employee directors other than the representative of Class B Common Stock received in connection with the annual meeting of shareholders 6,000 options in addition to the 5,000 options granted under the 2007 Stock Plan prior to amendment. The director elected by the holder of Class B Common Stock is reimbursed for out-of-pocket expenses incurred on our behalf and does not receive the remuneration described above.

          In addition, non-employee directors are provided annual use of an ATV and a snowmobile. These products are for personal use and are returned to us each year except in the year of a director’s retirement, in which case the director is permitted to keep the vehicles. We sell the returned products to dealers and employees for an amount greater than our cost. We provide these products to our non-employee directors because we believe it is important for our directors to be familiar with our products.

          Non-Management Director Compensation for Fiscal Year Ended March 31, 2010

          The following table summarizes the compensation paid to non-management directors during fiscal 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Tony J. Christianson	33,917	28,822	0	62,739
Robert J. Dondelinger	52,250	28,822	0	81,072
Masayoshi Ito	0	0	0	0
D. Christian Koch	31,917	28,822	0	60,739
Susan E. Lester	59,250	28,822	0	88,072
William G. Ness(2)	17,417	0	0	17,417
Gregg A. Ostrander	46,250	28,822	0	75,072
Kenneth J. Roering	53,250	28,822	0	82,072

(1)

These amounts reflect the aggregate grant date fair value, calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation, for stock-based incentive awards granted under our 2007 Stock Plan during fiscal 2010. For additional information, see Note A to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010. At fiscal-year end, Mr. Christianson held options to purchase 11,000 share of Common Stock; Mr. Dondelinger held options to purchase 117,855 shares of Common Stock; Mr. Koch held options to purchase 11,000 shares of Common Stock; Ms. Lester held options to purchase 46,134 shares of Common Stock; Mr. Ostrander held options to purchase 82,134 shares of Common Stock; and Mr. Roering held options to purchase 82,134 shares of Common Stock.

(2)	Mr. Ness retired from the Board at our 2009 annual meeting of shareholders held on August 6, 2009.

Supplemental Table to the Non-Management Director Option Awards Column
for Fiscal Year Ended March 31, 2010

Name	Grant Date	Shares Granted #	Grant Date Fair Value of Awards
Tony J. Christianson	08/06/2009	11,000	28,822
Robert J. Dondelinger	08/06/2009	11,000	28,822
Masayoshi Ito	—	0	0
D. Christian Koch	08/06/2009	11,000	28,822
Susan E. Lester	08/06/2009	11,000	28,822
Gregg A. Ostrander	08/06/2009	11,000	28,822
Kenneth J. Roering	08/06/2009	11,000	28,822

          Certain Transactions

          Since we first began production in August 1983, we have purchased engines for our products from Suzuki pursuant to contracts which are renewed annually and which stipulate price and general terms of delivery of engines. During the last fiscal year, we paid Suzuki $30,689,973 for engines, service parts and tooling. The terms of the agreement were, and renewal rates are, the subject of arms-length negotiation on terms no less favorable to us than we could otherwise obtain.

          Review, Approval or Ratification of Transactions with Related Persons

          The Audit Committee, currently comprised of Ms. Lester (Chair) and Messrs. Ostrander and Christianson, is responsible for the review and approval of all related-party transactions between us and any of our executive officers, directors or director nominees, or any immediate family member of any such person. In addition, all related-party transactions that come within the disclosures required by Item 404 of the SEC’s Regulation S-K must also be approved by the Audit Committee. The policies and procedures regarding the approval of all such related-party transactions have been approved at a meeting of the Audit Committee and are evidenced in our corporate records.

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

          The following table presents information as to the beneficial ownership of our capital stock at June 15, 2010 (unless otherwise indicated) by (i) the only shareholders known to us to hold 5% or more of such stock, (ii) the director nominees, and each of our directors and named executive officers and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Beneficial Owners	Capital Stock Beneficially Owned(1)		Percent of Outstanding Shares of Common Stock	Percent of Outstanding Shares of Capital Stock
Suzuki Motor Corporation	6,102,000	(2)	0%	33.6%
300 Takatsuki-cho
Hamamatsu-shi
Shizuoka-ken, Japan 432-8611

Royce & Associates, LLC	1,155,619	(3)	9.6%	6.4%
1414 Avenue of the Americas
New York, NY 10019

Rutabaga Capital Management LLC/MA	1,485,724	(4)	12.3%	8.2%
64 Broad Street
Boston, MA 02109

FMR, LLC	1,400,488	(5)	11.7%	7.8%
82 Devonshire Street
Boston, MA 02109

Dimensional Fund Advisors LP	938,173	(6)	7.8%	5.2%
Building One
6300 Bee Cave Road
Austin, Texas 78746

LSV Asset Management	620,142	(7)	5.2%	3.4%
1 N. Wacker Drive
Suite 4000
Chicago, IL 60606

Christopher A. Twomey	1,016,723	(8)	8.4%	5.6%
Claude J. Jordan	20,534		*	*
Timothy C. Delmore	329,319	(8)	2.7%	1.8%

Beneficial Owners	Capital Stock Beneficially Owned(1)		Percent of Outstanding Shares of Common Stock	Percent of Outstanding Shares of Capital Stock

Ronald G. Ray	178,456	(8)	1.5%	1.0%
Mary Ellen Walker	77,898	(8)	*	*
Robert J. Dondelinger	152,535	(8)	1.3%	*
Masayoshi Ito	0	(9)	*	*
Susan E. Lester	48,134	(8)	*	*
Gregg A. Ostrander	83,134	(8)	*	*
Kenneth J. Roering	83,134	(8)	*	*
D. Christian Koch	13,000	(8)	*	*
Tony J. Christianson	11,000	(8)	*	*
All Directors and Officers as a Group (15 persons)	2,587,075	(8)(9)	21.5%	14.3%

*	Less than 1%.

(1)	All outstanding shares of capital stock are Common Stock except shares held by Suzuki which are all Class B Common Stock. See the “Election of Directors” section of this Proxy Statement.
(2)	Based on information included in a Schedule 13G filed with the SEC on December 22, 2006.
(3)	Based on information included in a Form 13F filed with the SEC on May 17, 2010. Royce & Associates, LLC has sole voting power and sole investment power over all of the shares it holds.
(4)	Based on information included in a Form 13F filed with the SEC on April 26, 2010. Rutabaga Capital Management LLC/MN has sole voting power and sole investment power over all of the shares it holds.
(5)

Based on information included in a Form 13F filed with the SEC on May 17, 2010. FMR, LLC has sole voting power over 180,108 shares, no voting power over 1,220,380 shares, shared-defined investment power with Fidelity Management & Research Company and FMR Co., Inc. over 1,220,380 shares, shared-defined investment power with Strategic Advisers Incorporated over 112 shares and shared-defined investment power with Pyramis Global Advisors, LLC over 179,996.

(6)

Based on information included in a Form 13F filed with the SEC on May 7, 2010. Dimensional Fund Advisors LP has sole voting power over 913,277 shares, no voting power over 24,896 shares and shared-defined investment power with Dimensional Fund Advisors Ltd. over 938,173 shares.

(7)

Based on information included in a Form 13F filed with the SEC on May 13, 2010. LSV Asset Management has sole voting power over 401,242 shares, no voting power over 218,900 and sole investment power over 620,142 shares.

(8)

Includes the following number of shares purchasable by the indicated individuals and group within 60 days from the date hereof pursuant to the exercise of outstanding stock options: Mr. Twomey, 816,001 shares; Mr. Delmore, 277,401 shares; Mr. Ray, 168,301 shares; Ms. Walker, 77,560 shares; Mr. Dondelinger, 117,855 shares; Ms. Lester, 46,134 shares; Mr. Ostrander, 82,134 shares; Mr. Roering, 82,134 shares; Mr. Christianson, 11,000 shares; Mr. Koch, 11,000 shares and all directors and officers as a group, 2,104,363 shares.

(9)	Excludes shares held by Suzuki.

          Section 16(a) Beneficial Ownership Reporting Compliance

          The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our Common Stock who did not file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934. Based solely on review of copies of those reports, or written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during the fiscal year ended March 31, 2010.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

          THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE “AUDIT COMMITTEE REPORT” SECTION OF THIS PROXY STATEMENT.

          Grant Thornton LLP, an independent registered public accounting firm, was our independent registered public accounting firm for fiscal 2010. The Audit Committee will consider the selection of an independent registered public accounting firm for fiscal 2011 after the Annual Meeting and currently expects to recommend Grant Thornton LLP. Grant Thornton LLP has served as our independent registered public accounting firm since 1990. A representative of Grant Thornton LLP is expected to attend the Annual Meeting. The representative will be able to make a statement if the representative desires to do so and will be available to respond to appropriate questions. Consistent with our Audit Committee Charter and the requirements of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the SEC and The NASDAQ Stock Market, the ratification of the appointment of an independent registered public accounting firm by the shareholders will in no manner impinge upon or detract from the authority and power of the Audit Committee to appoint, retain, oversee and, if necessary, disengage the independent registered public accounting firm.

          Audit and Non-Audit Fees

          The following table presents fees for professional services performed by Grant Thornton LLP for the annual audit of our consolidated financial statements for the fiscal years ended March 31, 2010 and 2009 and fees billed for other services provided by Grant Thornton LLP:

	2010	2009
Audit Fees(1)	$433,000	$460,000
Audit-Related Fees(2)	—	11,000
Tax Fees(3)	136,000	166,000
All Other Fees(4)	51,000	116,000
Total	$620,000	$753,000

(1)

Consists of audit work performed in preparation of the annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and compliance with the requirements of Section 404 of the Sarbanes-Oxley Act.

(2)

Consists of fees and expenses for assurance and related services that are reasonably related to the performance of the audit and review of consolidated financial statements and not reported under “Audit Fees,” including accounting and disclosure related research, due diligence assistance/research and review of regulatory correspondence.

(3)	Consists of fees and expenses for services related to tax compliance, tax advice and tax planning.
(4)	Consists of fees and expenses for services related to miscellaneous tax projects.

          The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

          The Audit Committee pre-approved all of the audit and permissible non-audit services performed by Grant Thornton LLP during fiscal 2010 and 2009.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Board is composed of three independent directors and operates under a written charter adopted by the Board, which can be viewed on our Web site located at www.arcticcat.com. Management is responsible for our consolidated financial statements and financial reporting process, including systems of internal control. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing opinions as to their conformity with accounting standards generally accepted in the United States and on management’s assessment of the effectiveness of our internal control over financial reporting. In addition, Grant Thornton LLP will express its own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

          In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the consolidated financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and Grant Thornton LLP’s evaluation of our internal control over financial reporting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with those Charged with Governance). Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee reviewed the fees indicated above and discussed with the independent registered public accounting firm that firm’s independence.

          Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2010 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD

Susan E. Lester (Chair)     Gregg A. Ostrander     Tony J. Christianson

SHAREHOLDER PROPOSALS

          The proxy rules of the SEC permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. Our annual meeting of shareholders for the fiscal year ending March 31, 2011 is expected to be held on or about August 4, 2011 and proxy materials in connection with that meeting are expected to be mailed on or about July 1, 2011. Shareholder proposals prepared in accordance with the proxy rules must be received by us on or before March 2, 2011. In addition, if we receive notice of a separate shareholder proposal before May 7, 2011 or after June 6, 2011, such proposal will be considered untimely pursuant to our Bylaws and Rules 14a-4(c)(1) under the Securities Exchange Act of 1934, and the Proxy Agents may exercise discretionary voting power with respect to such proposal. See also “Other Matters” below.

OTHER MATTERS

          Our Bylaws provide that certain requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to our Secretary. Such notice must be given not less than 60 days nor more than 90 days prior to the meeting date corresponding with the previous year’s annual meeting of shareholders. Shareholders desiring to bring matters for action at an annual meeting of shareholders should contact our Secretary for a copy of the relevant procedure. Since no such notice was received with respect to the Annual Meeting, no shareholders may bring additional business before the Annual Meeting for action.

          Our Annual Report for the past fiscal year is enclosed herewith and contains our financial statements for the fiscal year ended March 31, 2010. A copy of Form 10-K, the Annual Report filed by us with the SEC, will be furnished without charge to any shareholder who requests it in writing from us, at the address noted on the first page of this Proxy Statement.

          The Board knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

By Order of the Board of Directors,

Timothy C. Delmore, Secretary

ARCTIC CAT INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, August 5, 2010
4:00 p.m.

Arctic Cat Inc.
601 Brooks Avenue South
Thief River Falls, MN 56701

Arctic Cat Inc. 601 Brooks Avenue South Thief River Falls, MN 56701	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on August 5, 2010 or any postponements or adjournments thereof.

The shares of stock of Arctic Cat Inc. you hold will be voted as you specify on the reverse side.

By signing this proxy, you revoke all prior proxies and appoint Christopher A. Twomey and Kenneth J. Roering as proxies (each with the power to act alone and with the power of substitution and revocation) to vote your shares as you designate on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders or any postponements or adjournments thereof.

See reverse for voting instructions.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if you

marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/acat Use the Internet to vote your proxy until 12:00 p.m. (CT) on August 4, 2010.
PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on August 4, 2010.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Claude J. Jordan	03 Gregg A. Ostrander	☐	Vote FOR all nominees	☐	Vote WITHHELD
		02 Susan E. Lester	04 Christopher A. Twomey		(except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year.	☐	For	☐	Against	☐	Abstain

3.	The named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND, IN THE DISCRETION OF THE NAMED PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.